                                 EXHIBIT 23.2

                        CONSENT OF ARTHUR ANDERSEN LLP

                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP


Atlanta, Georgia
January 11, 1999